Exhibit 32.2

AFFINITY GROUP, INC.

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

I, Thomas F. Wolfe, Senior Vice President and Chief Financial Officer of Affinity Group, Inc., a Delaware corporation (the “Company”), hereby certify as follows:

1.             This statement is provided pursuant to 18 U.S.C. Section 1350 in connection with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (the “Periodic Report”);

2.             The Periodic Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of dates and for the periods indicated therein.

Date:  August 13, 2010

/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or such other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of the written statement as required by Section 906, has been provided to Affinity Group, Inc. and will be retained by Affinity Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.